Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International Announces Changes to Executive Leadership

PHILADELPHIA — May 3, 2017 — Hill International (NYSE:HIL), the global leader in managing construction risk, announced the following changes to executive leadership, effective immediately.

David L. Richter has resigned as Chief Executive Officer of the company.  During his 22 years with Hill, Richter held various leadership roles, including Vice President and General Counsel from 1995 to 1999, Senior Vice President and General Counsel from 1999 to 2001, President of Hill’s Project Management Group from 2001 to 2004, President and Chief Operating Officer from 2004 to 2014, and CEO since 2014.  Richter initiated and led the effort to make Hill a public company in 2006 and more recently initiated and led the sale of Hill’s Construction Claims Group.

“The sale of the company’s Construction Claims Group is critical to the future of Hill.  It was extremely important for me and the company to see this transaction through” said Richter.  “This sale will significantly improve Hill’s financial position and create opportunities for growth that were not possible prior to the sale.  I am extremely proud of the team we have built at Hill and I am honored to have served as CEO of such an outstanding world-class organization,” added Richter.

“David was an integral part of Hill’s growth and the driving force behind the sale of the Claims Group,” said Craig L. Martin, Hill’s Chairman.  “He is leaving Hill on a very high note having orchestrated the most important transaction in Hill’s history,” added Martin.

Paul Evans, a Director on Hill’s Board since August 2016, will assume the role of Interim Chief Executive Officer and Director until a permanent replacement is appointed.  Evans has extensive operational and leadership experience, most recently serving as Vice President, Chief Financial Officer and Treasurer of MYR Group.

“I am honored to be appointed as Interim CEO.  We appreciate everything David has done to make Hill a global leader in construction management,” said Evans.  “Our focus going forward will be on maintaining liquidity, improving internal controls, optimizing financial performance and returning to profitability,” added Evans.

“Paul has been a tremendous resource for Hill’s Board of Directors, and is an ideal candidate to serve as Interim CEO,” said Martin.  “He is an outstanding leader with exceptional business experience.  We look forward to improving both Hill’s growth and performance,” he added.

Further leadership changes include Craig Martin’s appointment as Executive Chairman to a newly established Office of the Chairman. The Office of the Chairman is comprised of Craig Martin, Chairman, Paul Evans, Interim Chief Executive Officer and Director, Raouf S. Ghali, President and Chief Operating Officer and William H. Dengler, Jr. Executive Vice President and General Counsel. This committee represents all Hill International stakeholders, employees, clients and shareholders.

Following the closing of the Construction Claims Group, Hill International, with 3,300 professionals in more than 60 offices worldwide, will provide program management, project management, construction management and other consulting services primarily to the buildings, transportation, environmental, energy and industrial markets.  Engineering News-Record magazine recently ranked Hill as the eighth largest construction management firm in the United States.  For more information on Hill, please visit our website at www.hillintl.com.

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby.  Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties.  Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue and our expenses may be higher than anticipated.  We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.

John P. Paolin

Senior Vice President of Marketing and

Corporate Communications

(215) 309-7710

johnpaolin@hillintl.com

The Equity Group Inc.

Devin Sullivan

Senior Vice President

(212) 836-9608

dsullivan@equityny.com

(HIL-G)

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